Exhibit 99.1
Universal's Insurance Subsidiaries Complete 2025-2026 Reinsurance Program

•Successfully secured a combined UPCIC and APPCIC catastrophe reinsurance program with no material changes to historical reinsurance partners or terms and conditions.

•Added $352 million of multi-year coverage, extending through the 2026-2027 treaty period, most of which sits below the FHCF attachment point.

•The largest private reinsurance participants all maintain a rating from AM Best of ‘A’ or higher (Nephila Capital/Markel, RenaissanceRe, Munich Re, Chubb Tempest Re, Ariel Re, Everest Re and Lloyd’s of London syndicates).

Fort Lauderdale, Fla., May 29, 2025 – Universal Insurance Holdings, Inc. (NYSE: UVE)(“Universal” or the “Company”) today announced the completion by Universal Property & Casualty Insurance Company (“UPCIC”) and American Platinum Property and Casualty Insurance Company (“APPCIC”), the Company’s wholly-owned insurance company subsidiaries, of their combined 2025-2026 reinsurance program, effective June 1, 2025.

“We are pleased to announce the completion of the 2025-2026 reinsurance program for our insurance companies,” said Matthew J. Palmieri, Chief Risk Officer. “2024 was an active hurricane year in Florida and the southeast overall, most notably including Hurricanes Helene and Milton. As always, our reinsurance partners responded with unwavering support, providing the liquidity needed to help our policyholders restore their homes and their lives. We are well prepared for the 2025 Atlantic hurricane season, with another strong reinsurance program and were able to add more traditional market multi-year capacity which goes through the 2026-2027 treaty period.”

UPCIC and APPCIC set the top of their combined reinsurance tower for a single All States (including Florida) event to $2.526 billion, an increase of $110 million over the 2024-2025 period. To further insulate future years, UPCIC and APPCIC secured $352 million of catastrophe capacity with contractually agreed limits that extend coverage to include the 2026-2027 treaty period, of which $277 million of the capacity sits below the Florida Hurricane Catastrophe Fund attachment point and $75 million sits above the Florida Hurricane Catastrophe Fund layer.

As of March 31, 2025, Florida represents less than 50% of the Company’s total insured values of the states exposed to the 2025 Atlantic hurricane season. The insurance entities’ combined $45 million All States (including Florida) first event retention remains unchanged from the prior year.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels, primarily in Florida. Learn more at universalinsuranceholdings.com or get an insurance quote at Clovered.com.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2024 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
asoleimani@universalproperty.com
954-804-8874
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